Exhibit 99.1

Charles River Laboratories Announces First-Quarter 2016 Results from Continuing Operations

– First-Quarter Revenue of $354.9 Million –

– First-Quarter GAAP Earnings per Share of $0.78
and Non-GAAP Earnings per Share of $0.98 –

– Updates 2016 Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--May 4, 2016--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the first quarter of 2016. For the quarter, revenue from continuing operations was $354.9 million, an increase of 10.8% from $320.4 million in the first quarter of 2016. Foreign currency translation reduced reported revenue growth by 1.6%. On a constant-currency basis, revenue growth of 12.4% was driven primarily by the Discovery and Safety Assessment and Manufacturing Support segments. Research Models and Services revenue also increased. The acquisitions of Celsis, Oncotest, and Sunrise Farms contributed 3.7% to consolidated first-quarter revenue growth, both on a reported basis and in constant currency.

On a GAAP basis, net income from continuing operations attributable to common shareholders for the first quarter of 2016 was $37.2 million, or $0.78 per diluted share, compared to $31.5 million, or $0.66 per diluted share, for the first quarter of 2015.

On a non-GAAP basis, net income from continuing operations was $46.5 million for the first quarter of 2016, an increase of 23.8% from $37.6 million for the same period in 2015. First-quarter diluted earnings per share on a non-GAAP basis were $0.98, an increase of 24.1% compared to $0.79 per share in the first quarter of 2014. The increase was driven primarily by higher revenue and operating margin improvement. A gain from the Company’s life science venture capital investments also contributed $0.04 per share in the first quarter of 2016, compared to a gain of $0.02 per share for the same period in 2015.

James C. Foster, Chairman, President and Chief Executive Officer, said, “I am very pleased to say that we are off to a great start in 2016. Our first-quarter financial results were strong across our three business segments. In addition to the contribution from acquisitions, revenue also benefited from high-single-digit organic growth, with the most significant contribution coming from the Safety Assessment business. We were also pleased to see 4.6% constant-currency revenue growth in RMS, with higher sales of models in all geographic regions—North America, Europe, and Asia—and improvement in the services businesses. Higher revenue and the benefit of efficiency initiatives drove a 24.1% increase in non-GAAP earnings per share, to $0.98 in the first quarter of 2016. As a result of the strong first-quarter performance, we are increasing our guidance for 2016 non-GAAP earnings per share to a range of $4.32 to $4.45.”

“We remain optimistic about the opportunities for growth in 2016, which are enhanced by the acquisition of WIL Research. WIL reinforces our scientific leadership, adding a wealth of talent with deep expertise in specialty areas. The acquisition of WIL Research is a key element of our continued ability to support our clients’ early-stage drug research efforts, to achieve our long-term growth goals, and to enhance shareholder value,” Mr. Foster concluded.

First-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $124.0 million in the first quarter of 2016, an increase of 3.3% from $120.0 million in the first quarter of 2015. Foreign currency translation reduced reported revenue growth by 1.3%. On a constant-currency basis, revenue growth of 4.6% was driven by higher sales of both research models and research model services in North America, Europe, and Asia.

In the first quarter of 2016, the RMS segment’s GAAP operating margin was 29.5% compared to 24.0% in the first quarter of 2015. On a non-GAAP basis, the operating margin increased to 30.0% from 26.3% in the first quarter of 2015. The RMS operating margin improvement was primarily attributable to higher revenue, as well as benefits from the Company’s global efficiency initiatives.

Discovery and Safety Assessment (DSA)

Revenue from continuing operations for the DSA segment was $158.0 million in the first quarter of 2016, an increase of 12.8% from $140.0 million in the first quarter of 2015. Foreign currency translation reduced reported revenue growth by 1.9%. On a constant-currency basis, revenue growth of 14.7% was driven primarily by double-digit revenue growth in the Company’s Safety Assessment business. The Discovery Services business also reported higher revenue in the first quarter, due primarily to the acquisition of Oncotest which contributed 2.1% to DSA revenue growth. Sales to biotechnology clients continued to drive DSA revenue growth.

In the first quarter of 2016, the DSA segment’s GAAP operating margin was 19.5% compared to 16.8% in the first quarter of 2015. On a non-GAAP basis, the operating margin increased to 23.3% from 19.8% in the first quarter of 2015. The non-GAAP operating margin improvement was primarily driven by higher pricing and capacity utilization for safety assessment services, as well as a foreign exchange benefit due primarily to a weaker Canadian dollar, which contributed approximately 160 basis points to the improvement.

Manufacturing Support (Manufacturing)

Revenue for the Manufacturing segment was $72.9 million in the first quarter of 2016, an increase of 20.7% from $60.4 million in the first quarter of 2015. Foreign currency translation reduced reported revenue growth by 1.8%. On a constant-currency basis, revenue growth was 22.5%. The acquisitions of Celsis and Sunrise Farms contributed 14.8% to Manufacturing revenue growth in the first quarter of 2016. Robust revenue growth for the Biologics Testing Solutions (Biologics) business also contributed to the first-quarter increase.

In the first quarter of 2016, the Manufacturing segment’s GAAP operating margin was 26.7% compared to 27.8% in the first quarter of 2015. On a non-GAAP basis, the operating margin increased to 31.4% from 29.9% in the first quarter of 2015, primarily driven by operating margin improvement in the Biologics and Avian Vaccine businesses.

Updates 2016 Guidance

On February 10, 2016, the Company provided 2016 financial guidance for revenue growth and non-GAAP earnings per share which included the impact of the pending WIL Research acquisition. The acquisition of WIL Research was subsequently completed on April 4, 2016.

The Company is reaffirming its revenue growth guidance for 2016, including the contribution from WIL Research. The Company is increasing its non-GAAP earnings per share guidance for 2016 to primarily reflect first-quarter performance, better-than-expected operating margin improvement in the RMS segment, and the inclusion of WIL Research from April 4, 2016.

The majority of WIL Research’s operations will be reported as part of Charles River’s DSA segment. WIL Research’s contract development and manufacturing business (CDMO) will be reported as part of Charles River’s Manufacturing segment.

Charles River’s revenue growth and earnings per share guidance is as follows:

2016 GUIDANCE INCLUDING WIL RESEARCH (from continuing operations)	REVISED	PRIOR
Revenue growth, reported	19% - 22.5%	19% - 22.5%
Negative impact of foreign exchange	(~1%)	(~1%)
Revenue growth, constant currency	20% - 23.5%	20% - 23.5%
GAAP EPS estimate (1)	$3.39-$3.57	---
Amortization of intangible assets (2)	$0.55-$0.60	---
Charges related to global efficiency initiatives (3)	$0.03	---
Acquisition-related adjustments (4)	$0.30	---
Non-GAAP EPS estimate	$4.32 - $4.45	$4.27 - $4.40

(1) GAAP EPS includes an estimate of $0.15-$0.20 for the impact of amortization of intangible assets related to the WIL Research acquisition because the preliminary purchase price allocation has not been completed.
(2) Amortization of intangible assets includes an estimate of $0.15-$0.20 for the impact of the WIL Research acquisition because the preliminary purchase price allocation has not been completed. This item also includes amortization of an inventory fair value adjustment related to the Celsis acquisition of $0.03 per share.
(3) These charges relate primarily to the Company’s planned efficiency initiatives in 2016, including site consolidation costs, asset impairments, and severance. Other projects in support of the global productivity and efficiency initiatives are expected, but these charges reflect only the decisions that have already been finalized.
(4) These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, advisory, and certain third-party integration costs, as well as certain costs associated with acquisition-related efficiency initiatives.

Webcast

Charles River has scheduled a live webcast on Wednesday, May 4, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of non-GAAP financial measures to comparable GAAP financial measures on the website.

Charles River to Present at Deutsche Bank 41st Annual Health Care Conference

Charles River Laboratories will present at the Deutsche Bank 41st Annual Health Care Conference in Boston, Massachusetts, on Thursday, May 5, at 10:40 a.m. ET. Management will discuss Charles River’s strategic focus and business developments.

A live webcast of the presentation will be available through a link that will be posted on the Investor Relations section of the Charles River website at ir.criver.com. A webcast replay will be accessible through the same website approximately three hours after the presentation and will remain available for approximately two weeks.

Non-GAAP Reconciliations/Discontinued Operations

The Company reports non-GAAP results in this press release, which exclude certain items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release. In addition, the Company reports results from continuing operations, which exclude results of the Phase I clinical business that was divested in 2011. The Phase I business is reported as a discontinued operation.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets, inventory purchase accounting adjustments, and other charges related to our acquisitions; expenses associated with evaluating and integrating acquisitions, as well as fair value adjustments associated with contingent consideration; charges, gains and losses attributable to businesses or properties we plan to close, consolidate or divest; severance and other costs associated with our efficiency initiatives; executive transition costs; site consolidation costs; a reversal of indemnification assets associated with acquisitions and corresponding interest; and costs related to a U.S. government billing adjustment and related expenses. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. This press release also refers to our revenue in both a GAAP and non-GAAP (constant currency) basis. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions (and in certain cases, the evaluation of such acquisitions, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities such as business acquisitions happen infrequently and the underlying costs associated with such activities do not recur on a regular basis. Commencing in the third quarter of 2015, following the acquisition of Celsis, we revised our approach to calculating non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on a constant-currency basis allows investors to measure our revenue growth exclusive of foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected future financial performance including revenue (on both a reported and constant-currency basis), operating margins, earnings per share, the expected impact of foreign exchange rates, and the expected benefit of our life science venture capital investments; the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our plans to reopen the Charles River Massachusetts (Shrewsbury) facility; our expectations with respect to the impact of acquisitions on the Company (including WIL Research), our service offerings, client perception, strategic relationships, revenue, revenue growth rates, and earnings; the development and performance of our services and products; market and industry conditions including the outsourcing of services and spending trends by our clients; the potential outcome of and impact to our business and financial operations due to litigation and legal proceedings, including with respect to our ongoing investigation of inaccurate billing with respect to certain government contracts; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, and enhanced efficiency initiatives. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; the ability to execute our efficiency initiatives on an effective and timely basis (including divestitures and site closures); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 12, 2016, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended
	March 26, 2016	March 28, 2015

Total revenue	$354,868	$320,414
Cost of revenue	214,100	200,754
Selling, general and administrative	82,944	71,397
Amortization of intangible assets	6,352	5,258
Operating income	51,472	43,005
Interest income	263	284
Interest expense	(4,211)	(3,024)
Other income (expense), net	4,026	(8,313)
Income from continuing operations before income taxes	51,550	31,952
Provision for income taxes	13,975	331
Income from continuing operations, net of income taxes	37,575	31,621
Loss from discontinued operations, net of income taxes	(26)	(7)
Net income	37,549	31,614
Less: Net income attributable to noncontrolling interests	(406)	(73)
Net income attributable to common shareholders	$37,143	$31,541

Earnings (loss) per common share
Basic:
Continuing operations attributable to common shareholders	$0.80	$0.67
Discontinued operations	$-	$-
Net income attributable to common shareholders	$0.80	$0.67
Diluted:
Continuing operations attributable to common shareholders	$0.78	$0.66
Discontinued operations	$-	$-
Net income attributable to common shareholders	$0.78	$0.66

Weighted average number of common shares outstanding
Basic	46,642	46,772
Diluted	47,617	47,868

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	March 26, 2016	December 26, 2015
Assets
Current assets:
Cash and cash equivalents	$157,375	$117,947
Trade receivables, net	287,178	270,068
Inventories	97,101	93,735
Prepaid assets	33,573	30,198
Other current assets	62,164	47,286
Total current assets	637,391	559,234
Property, plant and equipment, net	664,437	677,959
Goodwill	434,056	438,829
Client relationships, net	202,888	213,374
Other intangible assets, net	62,496	67,430
Deferred tax asset	26,355	40,028
Other assets	76,095	71,643
Total assets	$2,103,718	$2,068,497

Liabilities, Redeemable Noncontrolling Interest and Equity
Current liabilities:
Current portion of long-term debt and capital leases	$21,382	$17,033
Accounts payable	43,897	36,675
Accrued compensation	57,072	72,832
Deferred revenue	80,297	81,343
Accrued liabilities	89,433	89,494
Other current liabilities	16,056	12,544
Current liabilities of discontinued operations	1,852	1,840
Total current liabilities	309,989	311,761
Long-term debt, net and capital leases	840,481	845,997
Deferred tax liabilities	45,297	48,223
Other long-term liabilities	87,364	89,062
Long-term liabilities of discontinued operations	7,415	7,890
Total liabilities	1,290,546	1,302,933
Redeemable noncontrolling interest	28,744	28,008
Total equity attributable to common shareholders	779,824	733,067
Noncontrolling interests	4,604	4,489
Total liabilities, redeemable noncontrolling interest and equity	$2,103,718	$2,068,497

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED) (1)
(in thousands, except percentages)

	Three Months Ended
	March 26, 2016	March 28, 2015
Research Models and Services
Revenue	$124,010	$120,011
Operating income	36,533	28,845
Operating income as a % of revenue	29.5%	24.0%
Add back:
Amortization of intangible assets related to acquisitions	588	766
Severance	-	919
Government billing adjustment and related expenses	60	244
Site consolidation costs, impairments and other items	69	798
Total non-GAAP adjustments to operating income	$717	$2,727
Operating income, excluding non-GAAP adjustments	$37,250	$31,572
Non-GAAP operating income as a % of revenue	30.0%	26.3%

Depreciation and amortization	$5,281	$6,045
Capital expenditures	$1,053	$2,733

Discovery and Safety Assessment
Revenue	$157,983	$140,012
Operating income	30,830	23,516
Operating income as a % of revenue	19.5%	16.8%
Add back:
Amortization of intangible assets related to acquisitions	3,095	3,425
Severance	21	19
Operating losses (2)	-	806
Acquisition related adjustments (3)	802	25
Site consolidation costs, impairments and other items	2,033	-
Total non-GAAP adjustments to operating income	$5,951	$4,275
Operating income, excluding non-GAAP adjustments	$36,781	$27,791
Non-GAAP operating income as a % of revenue	23.3%	19.8%

Depreciation and amortization	$11,957	$11,139
Capital expenditures	$4,707	$5,378

Manufacturing Support
Revenue	$72,875	$60,391
Operating income	19,468	16,798
Operating income as a % of revenue	26.7%	27.8%
Add back:
Amortization of intangible assets and inventory step-up related to acquisitions	3,004	1,067
Severance	-	177
Acquisition related adjustments (3)	187	-
Site consolidation costs, impairments and other items	229	-
Total non-GAAP adjustments to operating income	$3,420	$1,244
Operating income, excluding non-GAAP adjustments	$22,888	$18,042
Non-GAAP operating income as a % of revenue	31.4%	29.9%

Depreciation and amortization	$5,945	$3,286
Capital expenditures	$2,129	$1,566

Unallocated Corporate Overhead	$(35,359)	$(26,154)
Add back:
Severance and executive transition costs	-	926
Acquisition related adjustments (3)	3,763	(362)
Total non-GAAP adjustments to operating expense	$3,763	$564
Unallocated corporate overhead, excluding non-GAAP adjustments	$(31,596)	$(25,590)

Total
Revenue	$354,868	$320,414
Operating income	51,472	43,005
Operating income as a % of revenue	14.5%	13.4%
Add back:
Amortization of intangible assets and inventory step-up related to acquisitions	6,687	5,258
Severance and executive transition costs	21	2,041
Operating losses (2)	-	806
Acquisition related adjustments (3)	4,752	(337)
Government billing adjustment and related expenses	60	244
Site consolidation costs, impairments and other items	2,331	798
Total non-GAAP adjustments to operating income	$13,851	$8,810
Operating income, excluding non-GAAP adjustments	$65,323	$51,815
Non-GAAP operating income as a % of revenue	18.4%	16.2%

Depreciation and amortization	$24,655	$22,368
Capital expenditures	$8,250	$10,648
	-	-

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2) This item includes operating losses related primarily to the Company's Shrewsbury, Massachusetts facility.
(3) These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, and fair value adjustments associated with contingent consideration.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

	Three Months Ended
	March 26, 2016	March 28, 2015

Net income attributable to common shareholders	$37,143	$31,541
Less: Loss from discontinued operations, net of income taxes	26	7
Net income from continuing operations attributable to common shareholders	37,169	31,548
Add back:
Non-GAAP adjustments to operating income (Refer to Schedule 3)	13,851	8,810
Reversal of an indemnification asset associated with acquisition and corresponding interest (2)	-	10,411
Tax effect of non-GAAP adjustments:
Reversal of uncertain tax position associated with acquisition and corresponding interest (2)	-	(10,411)
Tax effect of the remaining non-GAAP adjustments	(4,482)	(2,757)
Net income from continuing operations attributable to common shareholders, excluding non-GAAP adjustments	46,538	37,601

Weighted average shares outstanding - Basic	46,642	46,772
Effect of dilutive securities:
Stock options, restricted stock units, performance share units and restricted stock	975	1,096
Weighted average shares outstanding - Diluted	47,617	47,868

Basic earnings per share from continuing operations	$0.80	$0.67
Diluted earnings per share from continuing operations	$0.78	$0.66

Basic earnings per share from continuing operations, excluding non-GAAP adjustments	$1.00	$0.80
Diluted earnings per share from continuing operations, excluding non-GAAP adjustments	$0.98	$0.79

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2) These amounts represent the reversal of an uncertain tax position and an offsetting indemnification asset related to the acquisition of BioFocus.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5
RECONCILIATION OF GAAP TO NON-GAAP REVENUE GROWTH (UNAUDITED)
EXCLUDING THE IMPACT OF FOREIGN EXCHANGE
For the Three Months Ended March 26, 2016

For the three months ended March 26, 2016	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	10.8%	3.3%	12.8%	20.7%
Impact of foreign exchange	(1.6%)	(1.3%)	(1.9%)	(1.8%)
Non-GAAP revenue growth, constant currency	12.4%	4.6%	14.7%	22.5%

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended
	March 26, 2016	March 28, 2015

Cash flows relating to operating activities	$38,539	$11,252
Cash flows relating to investing activities	(6,442)	(12,293)
Cash flows relating to financing activities	7,081	1,934
Cash flows used in discontinued operations	(489)	(316)
Effect of exchange rate changes on cash and cash equivalents	739	(8,681)
Net change in cash and cash equivalents	39,428	(8,104)
Cash and cash equivalents, beginning of period	117,947	160,023
Cash and cash equivalents, end of period	$157,375	$151,919

CONTACT:
Charles River Laboratories International, Inc.
Investor Contact:
Susan E. Hardy, 781-222-6190
Corporate Vice President, Investor Relations
susan.hardy@crl.com
or
Media Contact:
Amy Cianciaruso, 781-222-6168
Corporate Vice President, Public Relations
amy.cianciaruso@crl.com